UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2006

ACE SECURITIES CORP.

(as depositor under the Sale and Servicing Agreement,
dated as of May 1, 2006, providing for the issuance of
ACE Securities Corp. Home Equity Loan Trust, Series 2006-GP1, Asset-Backed Notes)

ACE SECURITIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-131727	56-2088493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6525 Morrison Blvd., Suite 318 Charlotte, North Carolina		28211
(Address of Principal Executive Offices)		(Zip Code)

Registrants telephone number, including area code, is (704) 365-0569

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The balance sheets of Financial Security Assurance Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005, are hereby incorporated by reference in the prospectus supplement and shall be deemed a part thereof, and have been so incorporated in the prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

Item 9.01(c). Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits

	Item 601(a) of Regulation S-K
Exhibit No.	Exhibit No.	Description
1	23	Consent of PricewaterhouseCoopers LLP, Independent A Registered Public Accounting Firm of Financial Securities Assurance Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

ACE SECURITIES CORP.

By:	/s/Douglas K. Johnson
Name:	Douglas K. Johnson
Title:	President

By:	/s/ Evelyn Echevarria
Name:	Evelyn Echevarria
Title:	Vice President

Dated: May 26, 2006

EXHIBIT INDEX

Exhibit Number	Item 601 (a) of Regulation S-K Exhibit No.	Description	Sequentially Numbered Page
1	23	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Financial Security Assurance Inc.	6